EXHIBIT 24.1

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints and authorizes Mark S. Newman and Nina Laserson Dunn, and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, each with full power of substitution or resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign and file any of the documents referred to below relating to the registration with the Securities and Exchange Commission (the "Commission") and listing on the American Stock Exchange ("AMEX") additional shares of the Common Stock, $0.10 par value per share, of DRS Technologies, Inc. (the "Company") and together with the Company's Warrants to purchase shares of the Company's Common Stock to be issued upon the effectiveness of the merger of NAI Technologies, Inc. with and into DRS Merger Sub, Inc., a wholly-owned subsidiary of the Company, such documents being: a Registration Statement to be filed with the Commission and an additional listing application with AMEX and any and all further amendments or supplements (including post-effective amendments) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

     Each of the undersigned further grants unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

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     IN WITNESS WHEREOF, the undersigned have signed this power of attorney this
24th day of December, 1998.



/s/ MARK S. NEWMAN                          /s/ STEVEN S. HONIGMAN
-------------------------------------       -----------------------------------
Mark S. Newman                              Steven S. Honigman
Chairman of the Board, Director,            Director
President and Chief Executive Officer


/s/ NANCY R. PITEK                          /s/ DONALD C. FRASER
-------------------------------------       -----------------------------------
Nancy R. Pitek                              Donald C. Fraser
Treasurer                                   Director


/s/ STUART F. PLATT                         /s/ WILLIAM F. HEITMANN
-------------------------------------       -----------------------------------
Stuart F. Platt                             William F. Heitmann
Director                                    Director


/s/ IRA ALBOM                               /s/ MARK N. KAPLAN
-------------------------------------       -----------------------------------
Ira Albom                                   Mark N. Kaplan
Director                                    Director


/s/ ERIC J. ROSEN
-------------------------------------
Eric J. Rosen
Director